UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

REAL REMAX GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43460	42-2140010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 Brickell Avenue, 17th Floor Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 306-9553

(Registrant’s telephone number, including area code)

Rome Wildlife, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REAX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the previously announced business combination between The Real Brokerage Inc. and RE/MAX Holdings, Inc. to form the combined company operating under the name Real REMAX Group Inc. (the “Company”), on August 27, 2026, the compensation committee of the board of directors of the Company approved one-time cash bonus payments to certain executive officers of the Company, including Tamir Poleg (Chief Executive Officer), Ravi Jani (Chief Financial Officer), Jenna Rozenblat (President) and Pritesh Damani (Chief Technology Officer). The following table sets forth the cash bonus amount for each of Messrs. Poleg, Jani and Damani and Ms. Rozenblat:

Name	Amount
Tamir Poleg	$400,000
Ravi Jani	$300,000
Jenna Rozenblat	$200,000
Pritesh Damani	$100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL REMAX GROUP INC.

By:	/s/ Alexandra Lumpkin
	Name:	Alexandra Lumpkin
	Title:	Vice President, Chief Legal Officer and Secretary

Date: August 28, 2026